EXHIBIT 4.3

GENESIS ENERGY, L.P.

GENESIS ENERGY FINANCE CORPORATION

and

the Guarantors named herein

7  7/8% SENIOR NOTES DUE 2018

SECOND SUPPLEMENTAL INDENTURE

(SUBSIDIARY GUARANTEE)

DATED AS OF DECEMBER 27, 2010

U.S. BANK NATIONAL ASSOCIATION,

Trustee

This SECOND SUPPLEMENTAL INDENTURE, dated as of December 27, 2010 (this “Second Supplemental Indenture”), is among Genesis Energy, L.P., a Delaware limited partnership (the “Company”), Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors, Genesis Acquisition, LLC, a Delaware limited liability company (the “New Guarantor”), and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of November 18, 2010 (the “Original Indenture”), pursuant to which the Issuers have issued $250,000,000 in the aggregate principal amount of 7 7/8% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Original Indenture has been supplemented by the Supplemental Indenture dated as of November 24, 2010 among the Issuers, the Guarantors, the New Guarantors and the Trustee (the Original Indenture as so supplemented, the “Indenture”);

WHEREAS, Section 9.01(7) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things necessary to make this Second Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantor and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 or 10.03 and by executing this Second Supplemental Indenture, the New Guarantor shall be subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

2

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUERS

GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

GENESIS ENERGY FINANCE CORPORATION

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

GUARANTORS

GENESIS CRUDE OIL, L.P.
GENESIS PIPELINE TEXAS, L.P.
GENESIS PIPELINE USA, L.P.
GENESIS CO2 PIPELINE, L.P.
GENESIS NATURAL GAS PIPELINE, L.P.
GENESIS SYNGAS INVESTMENTS, L.P.

By:	GENESIS ENERGY, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

[Signature Page to Supplemental Indenture (1 of 4)]

GENESIS PIPELINE ALABAMA, LLC

GENESIS DAVISON, LLC

DAVISON PETROLEUM SUPPLY, LLC DAVISON TRANSPORTATION SERVICES, LLC FUEL MASTERS, LLC

RED RIVER TERMINALS, L.L.C. [LA]

RED RIVER TERMINALS, L.L.C. [DE]

TDC, L.L.C.

GENESIS TDC TEXAS, LLC

GENESIS NEJD HOLDINGS, LLC

GENESIS FREE STATE HOLDINGS, LLC GENESIS MARINE INVESTMENTS, LLC DAVISON TRANSPORTATION SERVICES, INC. TDC SERVICES CORPORATION, INC.

TDC GENESIS CORP.

TDC DAVISON CORP.

DG JV, LLC

DG MARINE HOLDINGS, LLC

DG MARINE TRANSPORTATION, LLC

DGMT HOLDINGS, LLC

GRIFCO TRANSPORTATION TWO, LTD. GENESIS CHOPS I, LLC

GENESIS CHOPS II, LLC

GEL CHOPS GP, LLC

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

GEL CHOPS I, L.P. GEL CHOPS II, L.P.

By:	GEL CHOPS GP, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

[Signature Page to Supplemental Indenture (2 of 4)]

NEW GUARANTOR

GENESIS ACQUISITION, LLC

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

[Signature Page to Supplemental Indenture (3 of 4)]

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Name: Steven A. Finklea, CCTS
Title: Vice President

[Signature Page to Supplemental Indenture (4 of 4)]